EHIXIBIT 99.1

[GRAPHIC OMITED]

                                          Contact:  Craig Reynolds
AMERICAN                                            Chief Financial Officer
HOMESTAR                                            (281) 334-9702
    CORPORATION                                     e-mail:  craig@hstr.com



                     AMERICAN HOMESTAR CORPORATION ANNOUNCES
                  SERIES C COMMON STOCK REPURCHASE TRANSACTION


HOUSTON, Texas (December 22, 2004) - American Homestar Corporation (AHMS.PK) (the "Company") today announced that it has purchased 1,992,841 shares of its Series "C" Common Stock, in a negotiated transaction, from one of its shareholders for $1,255,489.83. The Company did not solicit the offer nor does it have a formal stock repurchase program currently in place.

     The Company issued Series "C" Common Stock to its former creditors in connection with the Company's reorganization in 2001. The Series "C" Common Stock is currently traded on the Over-the Counter "Pink Sheets" Market under the trading symbol "AHMS".

     American Homestar Corporation produces and sells manufactured homes (both HUD-code and Modular) from its two production facilities in Texas and its 30 retail centers in Texas, Oklahoma and Louisiana. The Company also arranges for financing and insurance for its customers.

     For more information contact the Company's website at www.americanhomestar.com.
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